UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective January 3, 2011, the Board of Directors appointed Mr. Dean R. Pickerell to serve as a director, filling the vacancy resulting from Mr. Thomas F. Hunt, an independent director, not standing for reelection to the Board of Directors at the Company’s annual shareholders’ meeting held on May 13, 2010.  The Company’s Board of Directors appointed Mr. Pickerell, who is considered an independent director, upon the recommendation of its Corporate Governance and Nominating Committee.  Mr. Pickerell’s term of office will continue until the next annual meeting of shareholders and until his successor is elected and duly qualified. Mr. Pickerell has been appointed to the Company’s Compensation and Benefits Committee, and has been named Chairman of that committee.  Mr. Pickerell has also been appointed to the Company’s Audit Committee and Corporate Governance and Nominating Committee.

Mr. Pickerell, 63, is an Executive Vice President at Medallion Capital, Inc (“MCI”), where he has been employed since 1987. MCI is a Small Business Investment Company (“SBIC”) that primarily provides subordinated debt to small businesses.  MCI was originally part of Control Data Corporation.  Prior to 1987, Mr. Pickerell held various controller and financial management positions at Honeywell and Control Data Corporation, and joined the venture capital group at Control Data in 1986.  He has been involved in the venture capital and SBIC industry since 1985.  He has served on the board of directors of numerous private and public companies. He has been an ARCA board observer since 1998 when MCI invested in ARCA.  Mr. Pickerell has an undergraduate degree in economics from Iowa State University and completed the course work for an MBA degree from Mankato State University.

There are no arrangements or understandings between Mr. Pickerell and any other person pursuant to which Mr. Pickerell was elected as a director.  There are no transactions in which Mr. Pickerell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Pickerell is entitled to receive automatic awards of stock options for the purchase of 7,500 shares of common stock at the date of appointment and on the date of the Company’s annual shareholders’ meeting under our Amended and Restated 2006 Stock Option Plan.  Generally, such awards become exercisable in full six months after the date of grant and expire ten years after the date of grant.  In addition, our non-employee directors receive an annual retainer of $15,000, paid quarterly on the first day of each quarter.  The Chairman of our Audit Committee receives an additional annual retainer of $3,000.  The Chairman of our Compensation and Benefits Committee receives an additional annual retainer of $1,500.

ITEM 8.01	Other Events.

As reported in a Current Report on Form 8-K, filed by the Company on June 3, 2010, the NASDAQ Stock Market (“NASDAQ”) notified the Company on May 28, 2010, that it was not in compliance with the director independence requirements of NASDAQ Marketplace Rule 5605(b)(1)(A) and the audit committee composition requirements of NASDAQ Marketplace Rule 5605(c)(4)(A).  The non-compliance was due to an independent director not standing for reelection at the May 13, 2010 annual shareholders’ meeting.  As a result of the appointment of Mr. Pickerell to the Board of Directors as described in Item 5.02 above, the Company believes it has regained compliance with these requirements and has submitted to NASDAQ documentation evidencing such compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 6, 2011	/s/ Edward R. Cameron
Edward R. Cameron President & Chief Executive Officer